Exhibit 10.5

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER REPURCHASE AND
SECURITIES CONTRACT

AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of November 28, 2018 (this “Amendment”), by and between KREF LENDING I LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 7, 2017 (as amended by Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of September 20, 2017, by and between Seller and Buyer, as further amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Buyer and Seller have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein; and Guarantor hereby agrees to make the acknowledgments set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

SECTION 1.          Repurchase Agreement Amendments.

(a)          The following new defined terms “Beneficial Ownership Certification”, “Beneficial Ownership Regulation”, “Eligible NCPPP Purchased Asset” and “Second Amendment Effective Date” are each hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.

“Eligible NCPPP Purchased Asset”: Defined in Section 1 of the Fee Letter, which definition is incorporated herein by reference.

“Second Amendment Effective Date”: November 28, 2018.

(b)          The defined term “Eligible Asset”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended by deleting “and” at the end of clause (p), by adding “and” at the end of clause (q), and by adding the following, new clause (r) immediately following clause (q):

“(r)          that, in the case of any Senior Interest with respect to which the related Senior Interest Documents do not provide that Seller, in its capacity as participant or note holder, is vested with the ability to control and make all of the material decisions with respect to the related Whole Loan, is (I) an Eligible NCPPP Purchased Asset, and (II) subject to (x) a co-lender agreement and/or participation agreement in form and substance acceptable to Buyer in its sole discretion and (y) such additional terms and conditions as Buyer may require in its sole discretion as set forth in the related Confirmation;”

(c)          The defined term “Funding Expiration Date”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended to delete the date “April 7, 2020” and replace it with the date “November 28, 2021”.

(d)          The defined term “Material Modification”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended to add the following additional sentence at the end thereof:

“For the avoidance of doubt, with respect to each Eligible NCPPP Purchased Asset, this definition includes, without limitation, any action or inaction taken that would constitute a Material Modification with respect to the underlying Whole Loan or the related co-lender agreement and/or participation agreement.”

(d)          The defined term “Maturity Date”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended to delete the date “April 7, 2020” and replace it with the date “November 28, 2021”.

(e)          Section 3.06(a) of the Repurchase Agreement is hereby amended to add the following new clause (vi) to the end of the second sentence thereof immediately preceding the period:

“and (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation”

(f)          The following new Section 7.21 is hereby added to the Repurchase Agreement in correct numerical order:

“Section 7.21          Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.”

(g)          The following new clause (g) is hereby added to the end of Section 8.09 of the Repurchase Agreement:

(g)          any Material Modification with respect to any Eligible NCPPP Purchased Asset.

(h)          The following new Section 8.18 is hereby added to the Repurchase Agreement in correct numerical order:

“Section 8.18          Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.”

(i)          Section 10.01(r) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(r)          any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; provided, that, solely in the case of a Material Modification relating to an Eligible NCPPP Purchased Asset, no Event of Default shall occur under this clause (r) if (i) Seller and its Affiliates had no consent, right–to-direct or approval rights in respect of such Material Modification, and (ii) Seller repurchases the related Eligible NCPPP Purchased Asset in accordance with Section 3.05 within two (2) Business Days following notice to Seller from Buyer.

(j)          The first full sentence of Section 17.01(c) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall not and shall not direct or (other than in the case of a Material Modification relating to an Eligible NCPPP Purchased Asset with respect to which Material Modification Seller and its Affiliates have no consent, right–to-direct or approval rights in respect thereof) otherwise permit any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents.

(k)          Section 18.15(b) of the Repurchase Agreement is hereby amended to add the following new clause to the end of the last sentence thereof immediately preceding the period:

“including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation”

SECTION 2.          Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (a) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Guarantor and Buyer and (b) Buyer has received payment of the installment of the Structuring Fee that is due on the Second Amendment Effective Date (such date, the “Amendment Effective Date”).

SECTION 3.          Conditions Subsequent. Within twenty (20) Business Days following the Amendment Effective Date, Seller and Guarantor shall provide Buyer with updated copies of each of the legal opinions delivered to Buyer in connection with the execution and delivery of the Repurchase Agreement and each of the related Repurchase Documents, each, in form and substance acceptable to Buyer and its counsel. The failure of Seller and Guarantor to do so on a timely basis shall constitute an immediate Event of Default under the Repurchase Agreement.

SECTION 4.          Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms each of its representations, warranties and covenants contained in each Repurchase Document.

SECTION 5.          Acknowledgements of Seller and Guarantor. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 6.          Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), notwithstanding the execution of this Amendment and the impact of the changes set forth herein, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 7.          Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Master Repurchase and Securities Contract”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 8.          No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the Pledge Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement and the Pledge Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 9.          Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 10.          Expenses. Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment and all other agreements, instruments or documents related thereto, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 11.          GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

KREF LENDING I LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

Acknowledged and Agreed:

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director